Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
    ACCOUNTANTS AND ADVISORS
                PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A, Amendment No. 1 of Caribbean Villa Catering Corporation (A Development Stage Company), of our report dated April 1, 2008 on our audit of the financial statements of Caribbean Villa Catering Corporation (A Development Stage Company) as of December 31, 2007 and the results of its operations, stockholders' equity (deficit) and cash flows from inception (March 9, 2007) through December 31, 2007, and of our report dated August 15, 2008 on our review of the financial statements of Caribbean Villa Catering Corporation (A Development Stage Company) as of June 30, 2008 and the results of its operations, stockholders' equity (deficit) and cash flows for the six months ended June 30, 2008 and the period from inception on March 9, 2007 through June 30, 2007, and the reference to us in the caption "Experts."

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
August 22, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501